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                                                                 Exhibit 10.17


               AMENDMENT TO THE FEBRUARY 26, 1999 AGREEMENT WHERE
                                   APPLICABLE

                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT (this "AGREEMENT") is dated as of April 28, 1999, by and between JENCOM DIGITAL TECHNOLOGIES, LLC, a Delaware company ("JenCom"), and WORLDWIDE WEB NETWORX CORPORATION, a Delaware corporation ("WWWX").

                                    RECITALS

         A. JenCom holds certain assets as described herein (the "JENCOM ASSETS") as per Schedule A.

         B. JenCom desires to sell the JenCom Assets (the "PURCHASED ASSETS") to WWWX, and WWWX desires to acquire the Purchased Assets, on the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         SECTION 1. PURCHASE AND SALE

         1.1 AGREEMENT TO SELL. At the Closing (hereinafter defined), JenCom shall sell, grant, convey, transfer, assign and deliver to WWWX, upon the terms and subject to the conditions of this Agreement, free and clear of all liens, encumbrances and charges of any kind, all of the JenCom Assets. As used herein, the "JenCom Assets" shall include all of JenCom's right, title and interest in and to the assets set forth in Schedule A hereto and any inventories, accounts receivable, trade secrets, customer lists, goodwill, intellectual property, contracts, books and records, telephone numbers, licenses, permits, software, hardware and disks, data files (whether on disks or other media), logos, trademarks, tradenames, marketing materials, technology and technical know-how relating to the Purchased Assets only.

         1.2 AGREEMENT TO PURCHASE. At the Closing, WWWX shall acquire from JenCom, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties of JenCom in this Agreement and in the Exhibits and Schedules hereto, the Purchased Assets and, as consideration therefor, shall pay to JenCom the Purchase Price (hereinafter defined).

         SECTION 2. PURCHASE PRICE; NO ASSUMPTION OF LIABILITIES


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         2.1 PURCHASE PRICE. In consideration for the Purchased Assets and the
Non-Competition Agreement set forth below (the "PURCHASE PRICE"), WWWX shall simultaneously herewith cause to be issued and deliver to JenCom Two Million (2,000,000) fully paid and non-assessable restricted shares of the common stock of WWWX (the "WWWX Stock"), which shares are being issued in a private placement subject to all applicable Federal and State securities laws, regulations and restrictions, and shall bear a legend to that effect.

WWWX covenants and agrees that, as a condition to closing hereunder, it is simultaneously herewith contributing the Purchased Assets to WWWX-JenCom, LLC, a newly-formed Delaware limited liability company which will be owned 50% by JenCom and 50% by WWWX (the "LLC"). It is understood that WWWX had loaned to JenCom $900,000.00 as a ten-year interest free loan and that said loan has been transferred to the books of the LLC. The $900,000 will accordingly be recorded as an interest free members' loan which will be further used by the Manager of the LLC in connection with the operations and development of the LLC. The loan is to be repaid at the earliest of the following: (1) ten years from March 15, 1999, or (2) an investment into the LLC of a minimum of $10,000,000, or (3) the sale of any asset exceeding $5,000,000.

         2.2 PERFORMANCE BONUS. As additional consideration, WWWX shall issue Three Million (3,000,000) additional restricted shares of WWWX common stock ("WWWX PERFORMANCE STOCK") to JenCom immediately upon the earliest to occur of
(i) a bona fide, independent, mutually agreeable qualified third party valuation of $30,000,000 for the JenCom Assets, or (ii) the JenCom Assets produce an aggregate of $2,000,000 profit before taxes by December 31, 2000 , or (iii) a US Patent issued by June 1, 2000 for the ICUC product. If none of the performance events occur, no WWWX Performance Stock will be issued.

         2.3 NO ASSUMPTION OF LIABILITIES. WWWX is not assuming or agreeing to pay or discharge any of the liabilities and obligations of JenCom, whether or not associated with or arising out of the JenCom Assets to the date hereof, and nothing in this Agreement or otherwise shall be construed to the contrary. All such liabilities and obligations, whether known or unknown, direct or contingent, in litigation or threatened or not yet asserted with respect to any aspect of the JenCom Assets to the date hereof are and shall remain the responsibility of JenCom. Without limiting the generality of the foregoing, JenCom shall remain specifically responsible for (a) any liabilities with respect to any Taxes (as herein defined), (b) any obligation for any employee grievance pending at the Closing Date or accruing prior to the Closing Date, (c) any obligation with respect to any litigation accruing or arising prior to the Closing Date, and (d) any obligations for trade accounts payable owed on the Closing Date. Further, in no event shall WWWX assume or incur any liability or obligation with respect to any Taxes payable by JenCom incident to or arising as a consequence of the consummation by JenCom of this Agreement or any cost or expense incurred by JenCom incident to or arising as a consequence of such consummation of the negotiations in connection with this Agreement.


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         SECTION 3. CLOSING; TRANSFER PROCEDURES

         3.1 CLOSING. The closing of the sale and purchase of the Purchased Assets (the "CLOSING") shall be held at 10 a.m., local time, on April 28, 1999 (the "CLOSING DATE") at the offices of WWWX, or on such other date and at such other time or place as the parties may agree in writing.

         3.2 TRANSFER OF THE PURCHASED ASSETS. At the Closing, JenCom shall deliver to WWWX such bills of sale, endorsements, stock certificates, assignments and instruments of conveyance and transfer, in form and substance reasonably satisfactory to WWWX, as shall be reasonably required to vest in WWWX all of JenCom's right, title and interest in and to the Purchased Assets free and clear of all liens and encumbrances as provided in Section 3.4. The form of Bill of Sale is attached hereto as Schedule 3.2.

         3.3 PURCHASE PRICE. At the Closing, WWWX shall deliver to JenCom the WWWX Stock, in accordance with Section 2 hereof.

         3.4 RELEASE OF LIENS. JenCom represents and warrants that there are no liens on the Purchased Assets and that, accordingly, no release of lien is necessary.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF JENCOM

         JenCom hereby represents and warrants to WWWX, intending for WWWX to rely hereon, as follows:

         4.1 ORGANIZATION AND GOOD STANDING. JenCom is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2 BUSINESS PLAN. Within thirty (30) days of the Closing, JenCom will deliver a business plan ("Business Plan") for the Business. The Business Plan will represent, to the knowledge of JenCom, the present condition of the Business, and present, to JenCom's knowledge, the future prospects of the Business for the periods indicated therein. There has been no material adverse change in the condition or future prospects of the Business, and no fact is known to JenCom which materially adversely affects or in the future may materially adversely affect the financial condition or future prospects of the Business.

         4.3 TITLE TO JENCOM ASSETS. JenCom owns outright, and has good and marketable title to, all of the JenCom Assets free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or other encumbrances or conflicting claims of any nature.

         4.4 TAX MATTERS. JenCom has filed or caused to be filed all Tax Returns (as defined herein) through the taxable year ended December 31, 1998 if due or required to be filed and have paid or caused to be paid all Taxes due through the date hereof and any assessment of Taxes


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received, except Taxes or assessments that are being contested in good faith and have been adequately reserved against. JenCom has received no notice of, and to the knowledge of JenCom, there is no pending or threatened proceeding or claim by any governmental agency for assessment or collection of Taxes from JenCom.
All such Tax Returns have been prepared on the same basis as that of previous years and in accordance with all applicable laws, regulations and requirements, and accurately reflect the taxable income (or other measure of Tax) of JenCom. JenCom has satisfied all Federal, state, local and foreign withholding tax requirements including but not limited to income, social security and employment tax. There are no liens for Taxes on any of the Purchased Assets. No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"). As used herein,
"Tax" or "Taxes" means any federal, state, local and foreign income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or capital stock and franchise and other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and "Tax Returns" means all returns, reports, forms, declarations, claims for refunds or other information required to be filed or supplied to any person including a taxing authority in connection with Taxes (including without limitation information returns and declarations of estimated
Tax) (Any reference to "filed" or "file" with respect to Taxes shall also be deemed to include "supplied" or "supply").

         4.5 LITIGATION. Except as may be disclosed in any Schedule attached hereto and incorporated herein:

         (a) there is no dispute, claim, action, suit, proceeding, arbitration or governmental investigation, either administrative or judicial, pending, or to the knowledge of JenCom threatened, against JenCom, the Business or the Purchased Assets; and

         (b) JenCom is not in default with respect to any order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, which involves the possibility of any judgment or liability which may result in any material adverse change in the financial condition of JenCom, the Business or the Purchased Assets.

         4.6 ABSENCE OF UNDISCLOSED LIABILITIES. JenCom has no knowledge of liabilities or obligations accrued, absolute, contingent or otherwise relating to the Purchased Assets, except those incurred in the normal and ordinary course of the Business, and none of which is material and adverse.

         4.7 MATERIAL CONTRACTS. As used herein, the term "JenCom Material Contract" means any agreement which involves payments to or from JenCom relating to the JenCom Assets or the Business in excess of $10,000.00 per year. Each of the JenCom Material Contracts constitutes a legal, valid and binding obligation of the parties thereto, is in full force and effect and will continue in full force and effect following the consummation of the transactions contemplated herein and


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hereby, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. JenCom is not in, or to its knowledge alleged to be in, breach or default under, nor is there or is there alleged to be any basis for termination of, any JenCom Material Contract and, to the best knowledge of JenCom, no other party to any JenCom Material Contract has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by JenCom or, to the best of the knowledge of JenCom, by any such other party. JenCom is not currently renegotiating any JenCom Material Contract and is not paying liquidated damages in lieu of the performance thereunder.

         4.8 INTANGIBLE ASSETS. The Business Plan described in Section 4.2 will set forth a list of (a) all patents, copyrights, trade names, trademarks, service marks and names (registered or unregistered), and applications and registrations therefor, (b) all research, development and commercially practiced processes, trade secrets, know-how, inventions, and engineering and other technical information, (c) all computer programs, software and data bases owned by or licensed relating to the JenCom Assets, (d) all information, drawings, specifications, designs, plans, financial, marketing and business data and plans, other proprietary, confidential or intellectual information or property and all copies and embodiments thereof in whatever form or medium and (e) all customer and membership lists relating to the JenCom Assets (collectively, "INTANGIBLE ASSETS") as well as a list of all registrations thereof and pending applications therefor. Each of the Intangible Assets listed on such schedule as being owned by JenCom is owned by JenCom free and clear of any and all liens and encumbrances and, to the knowledge of JenCom, no other person or entity has any claim of ownership with respect thereto. JenCom has adequate licenses or other valid rights to use all of the Intangible Assets which it does not own and which are material to the conduct of the Business. To the knowledge of JenCom, its use of the Intangible Assets does not conflict with, infringe upon, violate or interfere with any intellectual property rights of any other person or entity, nor is any other person or entity infringing upon, violating or interfering with any intellectual property rights of JenCom. JenCom will assign all patent, copyright, and trademark registrations related to the JenCom Assets to WWWX-JenCom, LLC, at closing.

         4.9 COMPLIANCE WITH LAWS. JenCom has complied with and is not in default under, or in violation of, any law, ordinance, rule, regulation or order (including, without limitation, any environmental, safety, employee benefit, health or price or wage control law, ordinance, rule, regulation or order) applicable to the Business which materially adversely affect or, so far as JenCom can now foresee, may in the future materially adversely affect, the Business or the Purchased Assets.

         4.10 AUTHORIZATION. The execution and delivery of this Agreement, and the sale, transfer and other actions contemplated hereby have been duly authorized, including, with respect to JenCom, by all necessary action of its Manager and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein by JenCom constitutes a violation or breach of applicable law or any contract or instrument to which JenCom is a party or by which it is bound, or any order, writ, injunction, decree or judgment applicable to it, or constitutes


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a default (or would but for the giving of notice or lapse of time or both, constitute a default) under any contract or instrument to which JenCom is a party or by which it or they are bound, or conflicts with or violates any provision of the Articles of Organization of JenCom. Without limiting the generality of the foregoing provisions, the execution and delivery by JenCom of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation or default or give to any other person any rights, including rights of termination, cancellation or acceleration under any applicable law, rule or regulation, any agreement, instrument or policy to which JenCom is a party or may be bound, (ii) result in any judgment, order, injunction, decree or ruling of any court or governmental authority to which JenCom is a party or subject or (iii) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained or any notice to or filing with any court or administrative or governmental body which has not been given or done. This Agreement has been duly executed and delivered by JenCom and constitutes the legal, valid and binding obligation of JenCom enforceable in accordance with its terms.

         4.11 CONSENTS. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person, entity or governmental body is required on the part of JenCom in connection with the execution and delivery by JenCom of this Agreement, or the compliance by JenCom with any of the provisions hereof.

         4.12 INVESTMENT REPRESENTATIONS.

         (a) JenCom will not sell, transfer or otherwise dispose of any of the shares of WWWX Stock being acquired by JenCom, in any manner, unless at the time of such transfer: (i) a registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") and under all other applicable securities laws is in effect with respect to the shares of the WWWX Stock to be sold, transferred or disposed of, and JenCom complies with all of the requirements of the Securities Act and such other applicable securities laws with respect to the proposed transaction; or (ii) JenCom has obtained and has provided to WWWX satisfactory evidence that the proposed sale, transfer or disposition does not require registration under the Securities Act or such other applicable securities laws;

         (b) The shares of WWWX Stock being acquired by JenCom have not been issued by WWWX pursuant to a registration under the Securities Act, and JenCom must therefore hold such shares indefinitely unless a subsequent registration or exemption therefrom is available and is obtained. No federal or state agency has approved or disapproved the shares of WWWX Stock being acquired by JenCom for investment or any other purpose. All of the shares of WWWX Stock being acquired by JenCom have been issued and sold to JenCom in reliance upon a specific exemption from the registration requirements of the Securities Act which depends, in part, upon the accuracy of JenCom's representations, warranties and agreements set forth in this Agreement.

         4.13 DISCLOSURE. No representation or warranty by JenCom in this Agreement or in any other Exhibit, Schedule, list, certificate or document delivered pursuant to this Agreement, contains or will contain at Closing any untrue statement of material fact or omits or will omit to state any


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material fact necessary to make any statement herein and therein not misleading.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF WWWX

         WWWX hereby represents and warrants to JenCom, intending for JenCom to rely hereon, as follows:

         5.1 ORGANIZATION AND GOOD STANDING. WWWX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         5.2 AUTHORIZATION. The execution and delivery of this Agreement and other actions contemplated hereby have been duly authorized by all necessary action of the Boards of Director and shareholders of WWWX, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein by WWWX constitutes a violation or breach of applicable law or any contract or instrument to which WWWX is a party or is bound, or any order, writ, injunction, decree or judgment applicable to it, or constitutes a default (or would but for the giving of notice or lapse of time or both, constitute a default) under any contract or instrument to which WWWX is a party or by which it is bound, or conflicts with or violates any provision of the Articles of Incorporation or By-Laws of WWWX. Without limiting the generality of the foregoing provisions, the execution and delivery by WWWX of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation or default or give to any other person any rights, including rights of termination, cancellation or acceleration under any applicable law, rule or regulation, any agreement, instrument or policy to which WWWX is a party or may be bound, (ii) result in any judgment, order, injunction, decree or ruling of any court or governmental authority to which it is a party or subject or (iii) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained or any notice to or filing with any court or administrative or governmental body which has not been given or done. This Agreement has been duly executed and delivered by WWWX and constitutes the legal, valid and binding obligation of WWWX enforceable in accordance with its terms.

         5.3 CONSENTS. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person, entity or governmental body is required on the part of WWWX in connection with the execution and delivery by WWWX of this Agreement, or the compliance by WWWX with any of the provisions hereof.

         5.4 DISCLOSURE. No representation or warranty by WWWX in this Agreement or in any other Exhibit, Schedule, list, certificate or document delivered pursuant to this Agreement, contains or will contain at Closing any untrue statement of material fact or omits or will omit to state any material fact necessary to make any statement herein and therein not misleading.


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         SECTION 6. FEES AND EXPENSES

         6.1 EXPENSES OF THE TRANSACTION. Each party hereto shall pay its own expenses incidental to the preparation of this Agreement and the consummation of the transactions contemplated hereby.

         6.2 SALES, TRANSFER AND DOCUMENTARY STAMPS. WWWX shall be responsible for payment of all sales, transfer and documentary taxes or stamps, if any, due as a result of the transfer of the Purchased Assets hereunder.

         SECTION 7. INDEMNIFICATION

         7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by any party in this Agreement or in any certificate delivered pursuant hereto shall survive the Closing for a period of one (1) year. Any claim that involves allegations of fraud will be covered under the applicable legal statute of limitations or the one year period as noted, whichever is longer.

         7.2 INDEMNIFICATION BY JENCOM. JenCom shall defend, indemnify and hold WWWX harmless from and against (a) any and all liabilities and obligations of, or claims against, JenCom arising or accruing prior to the Closing and (b) all actual or potential claims, demands, liabilities, damages, losses and out-of-pocket expenses including reasonable attorneys' fees whether or not reduced to judgment, order or award, caused by or arising out of (i) the breach of any covenant or agreement of JenCom in this Agreement or in any certificate delivered by it or them pursuant hereto, or (ii) the failure of any representations or warranties made by JenCom in this Agreement or in any certificate delivered by it or them pursuant hereto to have been true and correct when made and on and as of the Closing Date.

         7.3 INDEMNIFICATION BY WWWX. WWWX shall defend, indemnify and hold JenCom harmless from and against all actual or potential claims, demands, liabilities, damages, losses and out-of-pocket expenses including reasonable attorneys' fees whether or not reduced to judgment, order or award, caused by or arising out of (a) the breach of any covenant or agreement of WWWX in this Agreement or in any certificate delivered by its pursuant hereto, or (b) the failure of any representations or warranties made by WWWX in this Agreement or in any certificate delivered by its pursuant hereto to have been true and correct when made and on and as of the Closing Date.

         7.4 NOTICE OF INDEMNIFICATION. In the event any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any person or entity in respect of which payment may be sought by one party hereto from another party under the provisions of this Section 7, the party seeking indemnification (the "INDEMNITEE") shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party (the "INDEMNITOR"); provided, however, that failure of the Indemnitee


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to give the Indemnitor notice as provided in this Section shall not relieve the
Indemnitor of its obligations hereunder except to the extent that the Indemnitor shall have been prejudiced by such failure. Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state in reasonable detail the representation, warranty or covenant with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the claim.

         7.5 INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS. Except as otherwise provided herein, in the event of the initiation of any legal proceeding against an Indemnitee by a third party, the Indemnitor shall be entitled to assume the defense thereof, at the Indemnitor's sole expense. If the Indemnitor assumes the defense of any legal proceeding, it will not settle the legal proceeding without the prior written consent of the Indemnitee (which shall not be unreasonably withheld or delayed). The Indemnitee shall cooperate in all reasonable respects with the Indemnitor and its attorneys in the investigation, trial and defense of any legal proceeding and any appeal arising therefrom (including the filing in the Indemnitee's name of appropriate cross claims and counterclaims). The Indemnitee may, at its own cost, participate in any investigation, trial and defense of such legal proceeding controlled by the Indemnitor and any appeal arising therefrom. If after receipt of a written notice pursuant to Section 9.4 hereof, the Indemnitor does not undertake to defend any such legal proceeding, the Indemnitee may, but shall have no obligation to, contest or defend against any legal proceeding and the Indemnitor shall be bound by the result obtained with respect thereto by the Indemnitee (including, without limitation, the settlement thereof without the consent of the Indemnitor). If there are one or more legal defenses available to the Indemnitee that conflict with those available to the Indemnitor, the Indemnitee shall have the right, at the expense of the Indemnitor, to assume the defense of the legal proceeding; provided, however, that in any event the Indemnitee may not settle such legal proceeding without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. As used herein, a "legal proceeding" includes any judicial, administrative or arbitral action, suit, proceeding (public or private), claim or governmental proceeding.

         7.6 PAYMENT OF INDEMNIFICATION AMOUNTS. Amounts payable by the Indemnitor to the Indemnitee in respect of any claims hereunder shall be payable by the Indemnitor as incurred by the Indemnitee.

         7.7 RIGHT OF WWWX AND JENCOM SUCCESSORS TO ENFORCE. JenCom and WWWX agree that the provisions of this Section 7 shall inure to the benefit of, and may be enforced by, any successor to the interests of JenCom or WWWX (by assignment, merger, operation of law or otherwise, and regardless of whether such successor acquires such interests directly from WWWX or JenCom), holding all or any part of the Purchased Assets ("SUCCESSORS"), to the same extent as if the representations, warranties, covenants and agreements of JenCom contained in this Agreement had been made directly to such WWWX or JenCom Successor. WWWX and JenCom further agree that it shall execute and deliver to any WWWX or JenCom Successor such further agreements, instruments or other documents as may be reasonably required to affirm the obligations of JenCom and the rights of such WWWX Successor hereunder.


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         SECTION 8. POST-CLOSING MATTERS; NON-COMPETITION AGREEMENT

         8.1 FURTHER ASSURANCES. At the request of WWWX and JenCom or any WWWX or JenCom Successor from time to time, JenCom shall without further cost to WWWX or such WWWX Successor, at any time and from time to time, promptly do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, to WWWX, JenCom or such WWWX Successor or JenCom Successor, as the case may be, all such further acts, transfers, assignments, deeds, powers and assurances of title, and additional papers and instruments, and will do or cause to be done all acts or things as often as may be proper or necessary or advisable for better assuring, conveying, transferring and assigning the Purchased Assets and effectively to carry out the intent hereof, and to vest in the LLC (hereinafter defined) the entire right, title and interest in and to all of the Purchased Assets.

         8.2 RESPONSIBILITY FOR LITIGATION. JenCom shall be responsible for all present or future litigation and claims for injury and related expenses arising out of the conduct of the Business up to the time of Closing, including without limitation, any litigation disclosed on Schedule 4.5 hereto.

         8.3 TRADE SECRETS/NON-COMPETITION AGREEMENT WITH WWWX-JENCOM, LLC (THE "LLC").

         a. JenCom and WWWX shall not at any time after the Closing use for its or their own benefit, or divulge to any other person, firm or corporation, any confidential information or trade secrets relating in any way to the Business or the JenCom Assets, and at the Closing, JenCom shall deliver to the LLC all lists of customers, books, records, trade secrets, intellectual property and all other property constituting confidential information belonging to JenCom or WWWX and related to the Business. For the purposes hereof, the term "CONFIDENTIAL INFORMATION" means any and all information related to the customers, buyers, sellers and marketing relationships, and business and financial information of the Business.

         b. As a material inducement to WWWX to enter into this Agreement, in consideration of the Purchase Price paid hereunder, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, as well as in recognition of the fact that the value of the Purchased Assets would be diminished substantially if JenCom were to engage in any business or activities in direct competition with the Business, JenCom covenants and agrees that, except as required in the performance of its duties set forth in this Agreement or any other written agreement with WWWX or any WWWX Successor, it will not for a period of two (2) years after the Closing Date engage directly or indirectly, whether individually or in partnership or in conjunction with any other person, firm, association, syndicate or corporation, as principal, agent, shareholder, employee, consultant or in any other manner whatsoever, in any business activity competitive with the Business or the LLC.

         c. JenCom and its Members agree that any violation of any of the covenants in this


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Section would cause substantial and irreparable injury to WWWX or any WWWX
Successor, whereupon JenCom may be enjoined from any breach or threatened breach thereof in addition to, but not in limitation of, any of the rights or remedies to which WWWX or any such WWWX Successor is or may be entitled to at law or in equity or under this Agreement.

         d. JenCom and its Members agree that the limitations set forth above are reasonable in time and geographic scope, and if any provision hereof is held invalid or unenforceable, the remainder shall nevertheless remain in full force and effect. In particular, JenCom agrees that if any court of competent jurisdiction shall determine that the duration or geographical limit of the foregoing non-competition covenant is invalid, unreasonable or unenforceable, it is the intention of JenCom and WWWX that it shall not be terminated thereby but shall be deemed to have been amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the jurisdiction of the court making such adjudication.

         8.4 RIGHT OF WWWX SUCCESSORS TO ENFORCE. JenCom agrees that the provisions of this Section 11 shall inure to the benefit of, and may be enforced by, any WWWX Successor, to the same extent as if the representations, warranties, covenants and agreements of JenCom had been made directly to such WWWX Successor. JenCom further agrees that it shall execute and deliver to any WWWX Successor such further agreements, instruments or other documents as may be reasonably required to affirm the obligations of JenCom and the rights of such WWWX Successor hereunder.

         SECTION 9. MISCELLANEOUS

         9.1 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The parties hereto agree that jurisdiction shall be proper in the courts of the State of Delaware and consent to jurisdiction and venue therein.

         9.2 ASSIGNMENT. This Agreement shall not be assignable by any party without the prior written approval of the other party. Notwithstanding the foregoing, WWWX may, without the consent of JenCom, assign its rights under Sections 10 and 11 hereof to any WWWX Successor as provided therein, it being the intent of the parties that any such WWWX Successor shall be a third party beneficiary of such rights. To the extent assignable, this Agreement shall be binding upon, and inure to the benefit of, WWWX, JenCom, and their respective heirs, personal representatives, successors and assigns.

         9.3 HEADINGS FOR REFERENCE ONLY. The section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to modify or limit the provisions of this Agreement.

         9.4 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered by confirmed fax, personally, or by recognized overnight courier, or four days after being mailed by registered mail, return receipt requested, to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

         If to WWWX:           World Wide Web NetworX Corporation
                               3000 Atrium Way, Suite 202
                               Mt. Laurel, NJ 08054
                               Attention:  Robert D. Kohn
                               Fax no. (609) 489-3495

         If to JenCom:         JenCom Digital Technologies, LLC
                               c/o ICES Enterprises, Inc.
                               220 West 19th Street
                               New York, NY  10011
                               Attention:  Henry Kauftheil
                               Fax no. (212) 294-5891

         9.5 ENTIRE AGREEMENT AND AMENDMENT. This document and the Exhibits and Schedules hereto contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all prior or contemporaneous agreements, understandings, representations and warranties between the parties and may not be amended except by written instrument executed by the parties hereto.

         9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


ATTEST:                                     WORLDWIDE WEB NETWORX CORPORATION



By:                                         By://s// ROBERT D. KOHN
   ------------------------                    ------------------------------
   Title:                                      Title: President




ATTEST:                                     JENCOM DIGITAL TECHNOLOGIES, LLC



By:                                         By://s// HENRY KAUFTHEIL
   ------------------------                    ------------------------------
   Title:                                      Title:   Manager

                         LIST OF EXHIBITS AND SCHEDULES

SCHEDULES
A.          JenCom Assets, including intangible assets

Draft 4/20/99

                                   SCHEDULE A

NETWORK APPLICATION - SNAPP

SNAPP is a user-friendly system that builds an extended educational facility, enabling educators, students, and parents to continuously participate in a variety of school activities both curricular and extracurricular in an interactive multimedia environment. The SNAPP application is designed to give each school the flexibility to build and update a complete interactive school Website utilizing leading edge web technologies. Sections such as school news, calendar, sports, clubs, student and faculty members (including photographs) come together within one source - all free of charge to the school. Specialty plug-ins include a multimedia yearbook, fund-raising programs, and a school CD-ROM creator.

POWER BROKER

Effectively competing in the institutional broker market requires the appropriate tools to manage trading communities and business processes. JenCom Digital Technologies new software program, Power Broker, meets this need. Power Broker provides fund managers with the tools necessary to establish cross-department (research, sales and trading) business functions that lead to effective order execution as well as accurate forecasting and fund performance tracking.

In addition, the software precision provides bankers with client-level detail, inclusive of prompting for portfolio performance and coupon maturity date. This allows the bank to more effectively manage and service individual accounts.

Power Broker provides companies with fully customizable environments and runs on, but is not limited to, the Oracle database, which has been chosen by industry leaders to be the next-generation database system software for the banking industry. Power Broker is a leading edge communications and trading system that products immediate increases in efficiency and productivity.

ICUC

ICUC is a remote control, streaming video technology solution utilizing the Internet to enable a user to have a monitored view of a predetermined site in real time and from a remote location. Typical uses include security and distance management and live event broadcast. ICUC implements standard video player technology without additional video plug-ins and introduces end use control of a digital camera.

TRUE SOUND

True Sound is an innovative media compression system designed to accommodate the sensitivity of the human eye and ear and utilizes a new advanced mathematical model for compression. Currently, audio compression and transference technology does not have the functionality to compress sound waves over the Internet or in other forms of multimedia without deleting a portion of the sound quality (i.e. bass, treble, etc.). True Sound utilizes a new advanced mathematical model for sound compression. Targeted at software developers, audio studios, live Internet broadcasting as well as sound libraries, True Sound offers the highest level of quality available to meet the market need.

                                  BILL OF SALE

JenCom Digital Technologies, LLC, a Delaware limited liability company, does hereby forever sell, transfer, convey and assign to Worldwide Web NetworX Corporation the assets set forth in Schedule "A attached hereto for the consideration and in accordance with the terms set forth in the Acquisition Agreement being executed and delivered simultaneously herewith.

                                    JenCom Digital Technologies, LLC

                                    By://s//  HENRY KAUFTHEIL
                                       -----------------------------
                                       Henry Kauftheil, Manager